UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2014

NATURAL RESOURCE PARTNERS L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson, Suite 3600

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(713) 751-7507

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Williston Basin Assets

On October 5, 2014, NRP Oil and Gas LLC (“NRP Oil and Gas”), a wholly owned subsidiary of Natural Resource Partners L.P. (“NRP”) entered into an Interest Purchase Agreement (the “Purchase Agreement”) with Kaiser-Whiting, LLC (“Kaiser”) and the owners thereof named in the Purchase Agreement. Pursuant to the Purchase Agreement, NRP Oil and Gas will purchase a 40% interest in Kaiser for a purchase price of $340 million, subject to customary purchase price adjustments.

The Purchase Agreement contains customary representations, warranties and covenants by each of the parties thereto, including covenants by Kaiser to conduct its business in all material respects in the ordinary course of business. In addition, the Purchase Agreement provides for indemnification rights with respect to a breach of a representation, warranty or covenant by the parties, as well as for other specified matters.

Completion of the acquisition is subject to customary closing conditions, including, among other things (i) subject to specified materiality standards, the accuracy of the representations and warranties of, and the performance of all covenants by, the parties to the Purchase Agreement; (ii) subject to certain thresholds, the absence of title and environmental defects and casualty losses with respect to the assets being acquired; (iii) the absence of certain legal injunctions or impediments prohibiting the acquisition and the other transactions contemplated by the Purchase Agreement; and (iv) the execution and delivery of certain ancillary documents contemplated by the Purchase Agreement.

The Purchase Agreement contains provisions granting the parties the right to terminate the Purchase Agreement if (i) the closing of the acquisition does not occur on or before December 15, 2014; (ii) there is a legal injunction or other impediment prohibiting the acquisition and the other transactions contemplated by the Purchase Agreement; or (iii) the other party breaches a representation, warranty or covenant, and such breach results in the failure of certain closing conditions to be satisfied.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference hereby. The description of the Purchase Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about NRP. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01	Regulation FD Disclosure.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the following information and the exhibit referenced therein are being furnished under Item 7.01 of Form 8-K, are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

On October 6, 2014, NRP issued a press release announcing entry into the Purchase Agreement, certain information about the assets being acquired and other information regarding NRP’s projected EBITDA diversification. In addition, NRP updated its previously issued guidance for 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events

On October 6, 2014, NRP issued a press release announcing the commencement of an underwritten public offering of 8,500,000 common units representing limited partner interests in NRP, subject to market conditions. The underwriters will have an option to purchase up to an additional 1,275,000 common units from NRP. NRP intends to use the net proceeds from the offering to fund a portion of the purchase price of the Kaiser acquisition. A copy of the press release is furnished herewith as Exhibit 99.2 to this current report on Form 8-K. The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

On October 6, 2014, NRP issued a press release announcing its intention to offer, subject to market conditions, an additional $125 million in aggregate principal amount of its 9.125% senior unsecured notes due 2018 in a private placement to eligible purchasers, which senior notes are expected to be eligible for resale under Rule 144A or Regulation S of the Securities Act. The senior notes are being offered as additional notes to the $300 million aggregate principal amount of 9.125% senior notes due 2018 that NRP sold in a private placement that settled on September 18, 2013. A copy of the press release is filed herewith as Exhibit 99.3 and is incorporated herein by reference. The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Interest Purchase Agreement, by and among NRP Oil and Gas LLC, Kaiser-Whiting, LLC and the Owners of Kaiser-Whiting, LLC dated as of October 5, 2014. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NRP agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.)

99.1	Natural Resource Partners press release dated October 6, 2014 announcing the entry into the Purchase Agreement and other information.

99.2	Natural Resource Partners press release dated October 6, 2014 announcing underwritten public offering.

99.3	Natural Resource Partners press release dated October 6, 2014 announcing private offering of senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP,
Its General Partner

	By:	GP NATURAL RESOURCE PARTNERS, LLC
Its General Partner

Dated: October 6, 2014

	By:	/s/ Kathryn S. Wilson
Name: Kathryn S. Wilson
Title: Vice President and General Counsel

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